                                                                     Exhibit 77H

                 N-SAR Item 77H: Change in Control of Registrant

Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                             As of August 31st 2013

             Fund                                  Name of Person                                 Ownership % of Series
                                  MERRILL LYNCH PIERCE FENNER & SMITH FOR THE SOLE
COLUMBIA EMERGING MARKETS FUND    BENEFIT OF IT CUSTOMER                                                         45.34%

                              As of March 1st 2013

             Fund                                  Name of Person                                 Ownership % of Series